EXHIBIT 5.01

March 20, 2003

NetScreen Technologies, Inc.

801 11th Avenue, Building 3

Sunnyvale, California 94089

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by NetScreen Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 21, 2003 in connection with the registration under the Securities Act of 1933, of the offer and sale by selling Stockholders (the “Selling Stockholders”) of an aggregate of 1,569,761 shares of the Company’s Common Stock (the “Stock”), which are presently issued and outstanding and were issued in connection with the Company’s acquisition of OneSecure, Inc.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on February 8, 2002 (the “Restated Certificate of Incorporation”);

(2)	the Company’s Restated Bylaws, certified by the Company’s Assistant Secretary on November 20, 2001 (the “Restated Bylaws”);

(3)	the Registration Statement;

(4)	the prospectus that forms a part of the Registration Statement;

(5)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books;

(6)	the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of outstanding options respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and verifying the number of such issued and outstanding securities); and

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the selling stockholders and the due authorization, executive and delivery of all such documents by the selling stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, it is our opinion that the 1,569,761 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/    FENWICK & WEST LLP